EXHIBIT 10.3

Silence Therapeutics plc

The Silence Therapeutics plc 2018 Employee Long Term Incentive Plan (the “Plan”)

US Employee Sub-Plan to the Plan

Board adoption: 22 June 2020

Shareholder approval: 23 July 2020

This US Employee Sub-Plan was adopted by the Board to permit the grant of Awards to Eligible Employees who are US residents or US taxpayers (each, a “US Award Holder”).

In the event of any inconsistency between the rules of the Plan and the rules of the US Employee Sub-Plan, the rules of the US Employee Sub-Plan shall take precedence.

1.	Definitions

In this US Employee Sub-Plan, the words and expressions used in the Plan shall bear, unless the context otherwise requires, the same meaning herein save to the extent the rules in this US Employee Sub-Plan shall provide to the contrary.

In addition:

“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder;

“Incentive Stock Option” means an Option granted under the US Employee Sub-Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code;

“Nonstatutory Stock Option” means an Option granted under the US Employee Sub-Plan that does not qualify as an Incentive Stock Option; and

“Securities Act” means the Securities Act of 1933, as amended.

2.	Application of Plan

Save as modified in this US Employee Sub-Plan, all the provisions of the Plan shall be incorporated into this US Employee Sub-Plan as if fully set out herein so as to be part of this US Employee Sub-Plan SAVE THAT any Award named a “Conditional Share Award” in the Plan shall be re-named a “Restricted Stock Unit” or “RSU” when granted under the US Employee Sub-Plan.

3.	Limit on Incentive Stock Options

The number of Plan Shares which may be subject to Incentive Stock Options granted under this US Employee Sub-Plan is 26,100,000 Plan Shares.  No Incentive Stock Option shall be granted under the US Employee Sub-Plan unless there shall be sufficient Plan Shares remaining available for issuance pursuant to this Section 3 or the Board shall have approved such an increase in the Plan Shares available for issuance subject to approval by the shareholders of the Company.

4.	Effective Date and Term of US Employee Sub-Plan

This US Employee Sub-Plan shall become effective on the date on which it is adopted by the Board.  No Award shall be granted under this US Employee Sub-Plan after the completion of 10 years from the earlier of (i) the date on which this US Employee Sub-Plan was adopted by the Board, or (ii) the date this US Employee Sub-Plan was approved by the Shareholders of the Company, but Awards previously granted under this US Employee Sub-Plan may extend beyond that date.

5.	Amendments

The Board may amend, suspend or terminate this US Employee Sub-Plan or any portion thereof at any time.  No amendment, suspension or termination of the US Employee Sub-Plan may materially adversely affect any Awards granted previously to any US Award Holder without the consent of the US Award Holder.

6.	Compliance with Code Section 409A

Unless otherwise set forth in an applicable Award agreement, the terms applicable to Awards granted under the Plan subject to this US Employee Sub-Plan will be interpreted to the greatest extent possible in a manner that makes the Awards exempt from Section 409A of the Code, and, to the extent not so exempt, that brings the Awards into compliance with Section 409A of the Code. The Company shall have no liability to a US Award Holder, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

7.	No right to Employment or other Status

No person shall have any claim or right to be granted an Award under this US Employee Sub-Plan, and the grant of an Award shall not be construed as giving a US Award Holder the right to continued employment or any other relationship with any Group Member.

8.	Amendment of Awards

The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or different type, including converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the US Award Holder’s consent to such action shall be required unless the Board determine that the action, taking into account any related action, would not materially and adversely affect the US Award Holder.

9.	Exercise Restriction for Non-Exempt Employees

If a US Award Holder is eligible for overtime compensation under the US Fair Labor Standards Act of 1938, as amended (that is, designated as a “non-exempt employee”), then notwithstanding the vesting schedule contained in the Award agreement, the US Award Holder may not exercise his or her Option until the US Award Holder has completed at least six (6) months of service under a Relevant Contract for Services measured from the Award Date, even if the US Award Holder has already been an employee for more than six (6) months. Consistent with the provisions of the U.S. Worker Economic Opportunity Act, the US Award Holder may exercise his or her Option as to any vested portion prior to such six (6) month anniversary in the case of (i) the US Award Holder’s death or the US Award Holder becoming disabled (within the meaning of Section 22(e)(3) of the Code) or (ii) a third party obtains Control of the Company.]

10.	Conditions on Delivery of Plan Shares

The Company will not be obligated to deliver any Plan Shares pursuant to this US Employee Sub-Plan or to remove restrictions from Plan Shares previously delivered under this US Employee Sub-Plan until:

10.1.	all conditions of the Award have been met or removed to the satisfaction of the Company,
10.2.

in the opinion of the Company’s counsel, all other legal matters in connection with the issue, allotment and delivery of such Plan Shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and

10.3.

the US Award Holder has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

11.	Options granted to US Award Holders
11.1.	An Option which is not intended to be an Incentive Stock Option shall be designated a Nonstatutory Stock Option.
11.2.

An Option shall have a term no longer than ten (10) years from the date it was granted or such shorter period as determined by the Board.  If an Incentive Stock Option is granted to a person who owns more than 10% of the total combined voting power of all classes of outstanding Plan Shares of the Company or any of its affiliates, the Option shall have a term no longer than five (5) years from the date it was granted.

11.3.

The Exercise Price of (a) an Option intended to be an Incentive Stock Option and (b) any Nonstatutory Stock Option granted to a US Award Holder shall be not less than 100% of the fair market value of a Share on the date on which the Option is granted (which shall be determined by the Board in compliance with Section 409A of the Code or Section 422 of the Code in the case of an Incentive Stock Option and shall not be less than the nominal value of a Share) (“Fair Market Value”) unless, in the case of (b) such Option is structured to comply with Section 409A of the Code.

11.4.

An Option that the Board intends to be an Incentive Stock Option shall only be granted to Employees who are also employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Treasury Regulation Section 1.424-1(f), and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  The Board or corporate action approving the grant of an Option intended to be an Incentive Stock Option must specify that the Option is intended to be an Incentive Stock Option.  If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option.  The Company shall have no liability to an Option Holder, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board to amend, modify or terminate the rules of the Plan, this US Employee Sub-Plan or any Option, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

11.5.

As provided by Section 422(b)(5) of the Code, an Incentive Stock Option will not be transferable except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the US Award Holder only by the US Award Holder.  If the Board elects to allow the transfer of an Option by a US Award Holder that is designated as an Incentive Stock Option, such transferred Option will automatically become a Nonstatutory Stock Option.  As provided by Section 422(c)(5) of the Code, a person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any Group Member will not be eligible for the grant of an Incentive Stock Option unless (i) the exercise price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.  The attribution rules of Section 424(d) of the Code will be applied in determining stock ownership.  As provided by Section 422(d) of the Code and applicable regulations thereunder, to the extent that the aggregate Fair Market Value (determined at the time of grant) of Plan Shares with respect to which Incentive Stock Options are exercisable for the first time by any US Award Holder during any calendar year (under all plans of the Company and any Group Member) exceeds US$100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options.  To obtain the US federal income tax advantages associated with an Incentive Stock Option, the US Internal Revenue

Code requires that at all times beginning on the date of grant and ending on the day three (3) months before the date of exercise of the Option, the Option Holder must be an employee of the Company or a parent or subsidiary of the Company as defined in Treasure Regulation Section 1.424-1(f) (except in the event of the Option Holder’s death or disability, in which case longer periods may apply).

11.6.

If the Option Holder disposes of Plan Shares acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant or one year after such Plan Shares were acquired pursuant to exercise of such Option, the Option Holder shall notify the Company in writing of such disposition

12.	Transfer of Awards

Notwithstanding rule 1.10 of the Plan:

(a)

if a US Award Holder ceases to be an Eligible Employee by reason of his death his Award will be capable of transfer in accordance with the US Award Holder’s will, or the laws of descent and distribution; and

(b)

subject to approval of the Board or a duly authorized officer of the Company, an Award may be transferred by a US Award Holder pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2); provided that if an Award is an Incentive Stock Option, such Option will be deemed to be a Nonstatutory Stock Option as a result of such transfer

13.	Variation of Share Capital

Notwithstanding rule 14 of the Plan in the event of any variation of the share capital of the Company: (i) the number of Plan Shares subject to an Award; (ii) any exercise price; and (iii) the limit on Incentive Stock Options set forth in Section 3 hereof must be adjusted proportionately in a manner that complies with Sections 409A and 424 of the Code.

14.	US Taxes

A US Award Holder shall make such arrangements as the Company may require for the satisfaction of any U.S. federal, state, local or foreign withholding tax obligations that may arise in connection with an Award or with the disposition of Plan Shares acquired in connection with an Award.

15.	No Obligation to Notify or Minimize Taxes

The Company will have no duty or obligation to a US Award Holder to advise such holder as to the time or manner of exercising an Option, to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which an Option may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award granted to a US Award Holder.

17.	Governing law and Jurisdiction

The formation, existence, construction, performance validity and all aspects whatsoever of the US Employee Sub-Plan, any term of the US Employee Sub-Plan and any Award granted under it shall be governed by English law.

The English courts shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the US Employee Sub-Plan.

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